PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE BALLOT

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at ____________ using your proxy control number found below
3. By **PHONE** when you dial ____________ (toll free) to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free ____________ Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER ____________

VIVALDI ORINDA MACRO OPPORTUNITIES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 21, 2016

The undersigned, revoking prior proxies, hereby appoints ________ and __________, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the Vivaldi Orinda Macro Opportunities Fund (the "Fund"), a series of Advisors Series Trust (the "Trust"), to be held at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, on November 21, 2016, at __________ Central Time, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free ______________. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be Held on November 21, 2016. The proxy statement for this meeting is available at:

[__________________________________]

VIVALDI ORINDA MACRO OPPORTUNITIES FUND

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. An Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Vivaldi Orinda Macro Opportunities Fund ("Target Fund") to Vivaldi Orinda Multi-Strategy Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust II ("IMST II"), in exchange for (a) shares of each class of the Acquiring Fund corresponding to an outstanding class of shares of the Target Fund with an aggregate net asset value ("NAV") equal to the aggregate NAV of that corresponding class of shares of the Target Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of each class of the Acquiring Fund corresponding to an outstanding class of shares of the Target Fund in proportion to their respective holdings of shares of the corresponding class of the Target Fund.	○	○	○

THANK YOU FOR VOTING